Exhibit 10.4

SPECTRUM PHARMACEUTICALS, INC.

TERM SHEET FOR 2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD FOR CANADIAN RESIDENT EMPLOYEES AND DIRECTORS

Spectrum Pharmaceuticals, Inc. hereby awards to the Participant named below (the “Award”) Restricted Stock Units to purchase the number of Shares that are covered by this Award as specified below on the terms and subject to the conditions set forth in this Term Sheet, the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “Plan”) and the Plan’s Standard Terms and Conditions (the “Standard Terms and Conditions”), each as amended from time to time (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between the Participant and the Company). This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement. If the Award Agreement conflicts with the Plan, the Plan will control. Capitalized terms not explicitly defined herein are defined in the Plan.

Name of Participant:

Grant Date:

Number of Restricted Stock Units:

Purchase Price per Share (if applicable):

Vesting Commencement Date:	☐ Same as Grant Date ☐ Date:

Vesting Schedule:

By accepting this Term Sheet, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of the Award Agreement and the Plan.

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Award to be executed by its duly authorized officer.

SPECTRUM PHARMACEUTICALS, INC.

Name
Title

[Participant/Spouse Signature page follows on the reverse side of this Term Sheet]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Unit Award and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s intranet.

PARTICIPANT

Signature

By his or her signature below, the spouse of the Participant, if Participant is legally married as of the date of his or her execution of this Term Sheet, acknowledges that he or she has read this Term Sheet, the Standard Terms and Conditions and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Term Sheet, the Standard Terms and Conditions and the Plan.

Name of Spouse	Signature of Spouse

OR

By his or her signature below, Participant represents that he or she is not legally married as of the date of execution of this Term Sheet.

PARTICIPANT

Signature

SPECTRUM PHARMACEUTICALS, INC.

STANDARD TERMS AND CONDITIONS FOR

RESTRICTED STOCK UNIT AWARDS

These Standard Terms and Conditions apply to any Restricted Stock Units awarded under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “Plan”), which are identified as Restricted Stock Units and are evidenced by a Term Sheet or an action of the Committee that specifically refers to these Standard Terms and Conditions (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between Participant and the Company). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF RESTRICTED STOCK UNIT AWARD

The Company has granted to the Participant named in the Term Sheet provided to Participant herewith the number of Restricted Stock Units set forth in the Term Sheet, at the purchase price per Share (if applicable) set forth in the Term Sheet, and upon the other terms and subject to the conditions set forth in the Award Agreement and the Plan.

2.	VESTING OF RESTRICTED STOCK UNITS

No Shares will be issued to Participant before Participant completes the requirements that are necessary for Participant to vest in the Shares underlying the Restricted Stock Units. The Restricted Stock Units shall continue to vest, in accordance with the Vesting Schedule set forth in the Term Sheet, so long as Participant remains in Continuous Service with the Company. As soon as practicable after the date on which the Restricted Stock Units vest, in whole or in part, the Company will issue to Participant one Share for each vested Restricted Stock Unit. Notwithstanding the above, the Company shall not be obligated to deliver any Shares during any period when the Company determines that the delivery of Shares hereunder would violate Applicable Law.

3.	RIGHTS AS A STOCKHOLDER

Participant shall have no rights of a stockholder with respect to Shares underlying the Award until such Shares actually are issued to Participant, if ever.

4.	RESTRICTIONS ON RESALES OF AWARD SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares issued as a result of the vesting of Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other stockholders, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers or (d) restrictions under Applicable Law, including the securities laws, regulations and rules, and the blanket rulings, policies and written interpretations of and multilateral or national instruments adopted by the securities regulators in each of the provinces and territories of Canada (the “Canadian Securities Laws”).

5.	INCOME TAXES

Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the acquisition of the Shares underlying the Award. Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the delivery of Shares upon vesting of Restricted Stock Units or disposition of Shares issued as a result of the vesting of Restricted Stock Units. The Company shall not be required to issue Shares or to recognize the disposition of Shares until such obligations are satisfied.

6.	TRANSFERABILITY OF RESTRICTED STOCK UNITS

Except as required by Applicable Law, Restricted Stock Units shall not be assignable, alienable, saleable, or transferable by Participant except by will or by the laws of descent and distribution provided, however, that Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant with respect to the Restricted Stock Units on the death of Participant. Restricted Stock Units may not be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.

7.	CHANGE IN CONTROL

On a Change in Control, any then outstanding and unvested Restricted Stock Units shall vest in full immediately prior to the consummation of the Change in Control.

8.	REPRESENTATIONS AND WARRANTIES

Participant is resident in a province or territory of Canada and is an employee, executive officer, director or consultant of the Company or of a related entity of the Company (as such terms are defined under applicable Canadian Securities Laws).

Participation in the Plan by Participant (including the acceptance of securities by the Participant pursuant to this Award Agreement) is voluntary, and such participation has not been induced by expectation of engagement, appointment, employment or continued engagement, appointment or employment.

Participant acknowledges that, notwithstanding anything to the contrary in the Plan or this Award Agreement, the issuance to the Participant of any securities under the Plan or upon exercise of any Award is subject to the availability under Canadian Securities Laws of prospectus and registration exemptions that are acceptable to the Company in its discretion. Where required by applicable Canadian Securities Laws, Participant will execute, deliver, file and otherwise assist the Company in filing any reports, undertakings and other documents required under applicable Canadian Securities Laws in connection with the distribution of the securities referred to herein.

Participant acknowledges that the Company is not presently, and does not intend to become, a “reporting issuer” (as such term is defined under applicable Canadian Securities Laws) in any province or territory of Canada and, as a result, any resale of the Shares within or outside Canada must be made in accordance with applicable Canadian Securities Laws, which (in addition to all other applicable legal and/or contractual restrictions) may require resales to be made in accordance with Canadian prospectus requirements or exemptions from Canadian prospectus requirements.

In addition, Participant acknowledges that the Company may issue the Shares upon the vesting of the Restricted Stock Units without registering such Shares under the Securities Act, on the basis of certain exemptions from such registration requirement if the Company is not then publicly traded. Accordingly, Participant agrees that delivery of Shares upon vesting of the Restricted Stock Units may be expressly conditioned upon Participant’s delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Participant is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Participant that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Participant acknowledges that, because the Shares received upon the vesting of the Restricted Stock Units may be unregistered, Participant may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

Participant acknowledges that Applicable Law may require the placement of certain restrictive legends upon the Shares issued upon vesting of the Restricted Stock Units, and Participant hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company may deem necessary or advisable.

Participant acknowledges that he or she shall be solely responsible for the satisfaction of any taxes or interest or other consequence, that may arise pursuant to the Restricted Stock Units, and neither the Company nor the Committee nor anyone other than Participant, or his or her estate or beneficiaries, shall have any obligation whatsoever to pay such taxes or interest or to otherwise indemnify or hold Participant harmless from any or all of such taxes.

9.	THE PLAN AND OTHER AGREEMENTS

In addition to the Award Agreement, the Award shall be subject to the terms of the Plan, which are incorporated into the Award Agreement by this reference. A copy of the Plan, and the accompanying prospectus, is available at the Company’s intranet site.

The Award Agreement and the Plan constitute the entire understanding between Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

10.	NO EMPLOYMENT RIGHT

Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s Continuous Service at any time for any reason.

11.	GENERAL

In the event that any provision of the Award Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the Award Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

Section headings are inserted solely for convenience of reference, and shall not constitute a part of the Award Agreement, nor shall they affect its meaning, construction or effect.

Except as otherwise provided in the Award Agreement or in the Plan, every covenant, term, and provision of the Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

The Award Agreement may be modified or amended at any time, in accordance with the Plan and provided that Participant must consent in writing to any modification that would impair his or her rights under the Award Agreement provided that no such consent shall be required with respect to any modification if the Committee determines in its sole discretion that such modification either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

12.	“MARKET STAND-OFF” CONDITIONS

Participant agrees that, if requested by the Company, Participant will not sell or otherwise transfer or dispose of any Shares held by Participant without the prior written consent of the Company during such period of time.

13.	INTERPRETATION

This Award is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Committee shall have the power to interpret the Plan and the Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan and the Award Agreement as are consistent therewith and to interpret or revoke any such rules. Any action, decision, interpretation or determination by the Committee shall be final, binding and conclusive on the Company and Participant. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Award Agreement, or the Award.

14.	NOTICES

Any notice, demand or request required or permitted to be given under the Award Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: Legal Department, and if to Participant, at his or her most recent address as shown in the employment or stock records of the Company.

15.	GOVERNING LAW

The validity, construction, interpretation, and effect of this Award shall be governed by and determined in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflicts of laws.

16.	ENGLISH LANGUAGE

The parties hereby confirm that Participant has expressly requested that the Plan, the Award Agreement and all documents, agreements or notices directly or indirectly evidencing or relating in any way to the distribution of the securities referred to herein be drawn up in the English language only. Les parties reconnaissent que le Participant a expressément exigé que le régime, le présent contrat d’octroi ainsi que tous les documents, conventions ou avis faisant foi ou se rapportant de quelque manière que ce soit, directement ou indirectement, à la distribution des valeurs mobilières mentionnées aux présentes soient rédigés en langue anglaise seulement.

17.	COUNTERSIGNATURE

The Term Sheet may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument, and is incorporated herein.